SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 23, 2018

RENMIN TIANLI GROUP, INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-34799	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite K, 12th Floor, Building A, Jiangjing Mansion

228 Yanjiang Ave., Jiangan District, Wuhan City

Hubei Province, China 430010

(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 27 8274 0726

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2018, our Board of Directors elected Hua Ling and Luchang Zhou as directors of our company. Mr. Ling is an independent director within the meaning of NASDAQ Rule 5605(a)(15).

Hua Ling, age 49, has served as executive director of Chongqing Heyu Industrial Co., Ltd. since 2016. From 2014 to 2016, he served as the vice general manager at ZKEJI Holding Group Co., Ltd. From 2005 to 2014, he was employed by the Chongqing Yuxi Mining Industry Group Co., Ltd. From 1999 to 2005, he was employed by Chongqing Xinsheng Machine Electricity Co., Ltd. From 1994 to 1999 he was employed by Shanxi Xiyi Group Co., Ltd. Mr. Ling graduated from Shanxi Business College in 1994.

Mr. Zhou, age 71, has served as the CEO of our company since June 22, 2017. In 2014, Mr. Zhou joined Shenzhen Qianhai Jiaguo Tianxia Fund Management Co., Ltd., for which he currently serves as General Manager of the Financial Investment Department. From 2007 to 2014, Mr. Zhou was the vice president of Chongqing Hexin Economic Development Co., Ltd. From 2000 to 2006 Mr. Zhou was the Deputy General Manager of Chongqing Yixian Investment Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RENMIN TIANLI GROUP, INC.
Dated: March 1, 2018
	By:	/s/Luchang Zhou
Luchang Zhou
Chief Executive Officer